                                 BAY BANCSHARES, INC.
                               1993 PHANTOM STOCK PLAN


                                 W I T N E S S E T H:
                                 - - - - - - - - - -


    WHEREAS, Bay Bancshares, Inc. (the "Company") previously established the Bay Bancshares, Inc. Proposed 1989 Restricted Stock Plan (the "Restricted Stock Plan") to encourage persons to remain with and devote their best efforts to the business of the Company; and

    WHEREAS, the Company has determined that it is in the best interest of the Company and those employees selected to participate in the Restricted Stock Plan (the "Participants") to amend the Restricted Stock Plan to create a phantom stock plan;

    NOW, THEREFORE, the Restricted Stock Plan is hereby amended and restated in its entirety effective as of the date of execution hereof to provide as follows:

    1. PURPOSES OF THE PLAN. Bay Bancshares, Inc. Phantom Stock Plan is designed to attract, retain, and motivate officers of the Company and its subsidiaries to provide a means whereby such persons may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage such persons to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may, pursuant to this Plan, issue to certain officers and key employees shares of Phantom Stock on the terms and conditions herein established.

    2. DEFINITIONS. Unless the context otherwise indicates, the following definitions shall apply to this Plan:

         (a) "Change of Control" shall mean the occurrence of one or more of the following events:

              (i) Any "person", including a "syndication" or "group" as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities;

              (ii) The Company is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation either (1) less than 80% of the outstanding voting securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date, or (2) the Board of Directors of the Company, or similar governing body, of the surviving or resulting entity does not have as a majority of its members the persons specified in clause (iii)(1) and (2) below;

              (iii) If at any time the following do not constitute a majority of the Board of Directors of the Company (or any successor entity referred to in clause (ii) above):

                    (1) persons who are directors of the Company on December 31, 1993; and

                    (2) persons who, prior to their election as a director of the Company (or successor entity if applicable) were nominated, recommended or endorsed by a formal resolution of the Board of Directors of the Company;

              (iv) If at any time during a calendar year a majority of the directors of the Company are not persons who were directors at the beginning of the calendar year; and

              (v) the Company transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of the Company.

         (b) "Company" shall mean Bay Bancshares, Inc., a Texas corporation.

         (c) "Committee" shall mean the Executive Committee of the Board of Directors of the Company, which shall consist of at least three directors of the Company who shall not be employees or officers of the Company or any Subsidiary. Members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors of the Company.

         (d) "Date of Award" shall mean the date specified in the award on the date an Employee has been granted one or more shares of Phantom Stock.

         (e) "Employee" shall mean an officer of the Company or any of its Subsidiaries. For purposes of this subparagraph, an officer shall be an executive, professional, technical, or management employee who, by virtue of his/her position and job responsibilities, in the opinion of the Committee, has an opportunity to make a significant and measurable contribution to the growth and prosperity of the Company. No director who is not an employee of the Company or a Subsidiary shall be deemed an Employee within the meaning of this subparagraph.

         (f) "Fair Market Value" shall mean the fair market value of the Common Stock of the Company as determined by the Board of Directors of the Company.

         (g) "Participant" shall mean an Employee selected by the Committee to participate in the Plan.

         (h) "Plan" shall mean Bay Bancshares, Inc. Phantom Stock Plan as adopted by the Board of Directors.

         (i) "Performance Test" shall mean the method to be used in determining the number of shares of Phantom Stock to be granted based on the conditions set forth in Exhibit A of the Plan.

         (j) "Phantom Stock" shall mean a unit of participation entitling the Employee to a monetary benefit, payable in cash or stock, equal to the Fair Market Value of one share of Stock at the time a share of Phantom Stock is redeemed by the Employee.

         (k) "Stock" shall mean the Common Stock, par value $1.00 per share, of the Company and may consist of authorized but unissued shares of the Company or previously issued shares reacquired and held by the Company or any of its subsidiaries.

         (l) "Subsidiary" shall mean any subsidiary corporation as defined in Section 425(f) of the Internal Revenue Code of 1954, as amended.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Members of the Committee shall not be eligible, and shall not have been eligible at any time within one year prior to their appointment to the Committee, to participate in the Plan or in any other stock plan of the Company or any of its subsidiaries or affiliates. The Committee shall have sole authority from time to time to select Participants to whom shares of Phantom Stock shall be issued under Paragraph 6 of the Plan from among those eligible, to establish the number of such shares which may be issued to each such Participant and the date on which such shares shall be issued, to establish the vesting requirements applicable to such shares and the times at which said vesting requirements shall be satisfied. The Committee is authorized to interpret the Plan and may from time to time adopt such rules, regulations, forms, and agreements consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in administering and interpreting the Plan shall be final.

    4. ELIGIBILITY OF EMPLOYEES. Shares of Phantom Stock may be issued under Paragraph 6 of the Plan only to individuals who are Participants. Shares may be issued under the Plan to a Participant more than once.

    5. SHARES OF PHANTOM STOCK SUBJECT TO THE PLAN. The aggregate number of shares of Phantom Stock that may be issued under the Plan may not exceed 135,000 shares, subject to adjustment as set forth in paragraph 12 of this Plan. The pool of authorized shares of Phantom Stock may be distributed, all or in part, to those Employees of the Company selected to participate. Each share of Phantom Stock will entitle the Participant to certain monetary benefits equal to the Fair Market Value of a share of Common Stock, but will not represent any actual ownership interest in the Company. All shares of Phantom Stock shall be outstanding until forfeited by the Participant or redeemed by the Company. Shares of Phantom Stock which are forfeited will be returned to the authorized pool and may be awarded again. Shares of Phantom Stock redeemed by the Company are extinguished. All shares of Phantom Stock are nontransferable, except by Will or under the laws of descent and distribution.

    6. ISSUANCE OF SHARES. The Committee shall cause to be issued shares of Phantom Stock to Participants under this Paragraph 6 from time to time as shall be determined by the Committee in accordance with the performance test defined in Exhibit A attached hereto. The Committee shall notify in writing each Participant selected to receive shares of Phantom Stock hereunder as soon as practicable after he/she has been so selected and shall inform the Participant of the number of shares he/she is entitled to receive, the approximate date on which such shares will be issued, and the vesting requirements applicable to such shares. Upon the grant of an award, the Committee will issue to the Participant a certificate representing the number of shares of Phantom Stock awarded, and a copy of this Plan.

    7. RIGHT TO DISTRIBUTIONS. Once a share of Phantom Stock has been issued to a Participant pursuant to paragraph 6, such Participant shall have the right to receive all dividends or other distributions that are paid with respect to an equal number of shares of the Company's Common Stock, in such manner and at such time as the Participant would otherwise receive such payment if he were the holder of record of an equal number of shares of the Company's Common Stock. Provided, however, no such payment shall grant to the Employee the rights of a stockholder of the Company.

    8. VESTING AND REDEMPTION OF PHANTOM STOCK. Once a share of Phantom Stock has been issued to a Participant, it shall be subject to the vesting requirements which the Committee shall establish. During each calendar year that the Plan remains in effect, the Company shall redeem the lesser of 6,000 shares of Phantom Stock or the number of shares of Phantom Stock each Participant is vested in as of the last day of such calendar year. Such shares of Phantom Stock shall be redeemed by the Company at the then Fair Market Value of the Company's Common Stock, and shall be payable either in cash or in the equivalent number of shares of the Company's Common Stock, as shall be determined from year to year by the Board of Directors of the Company. Such payment by the Company shall take place as soon as administratively practicable following completion of the Performance Test for the applicable year.

    9. EVENTS OF FORFEITURE. Except in the event of the Participant's death, total and permanent disability, or a Change of Control, if a Participant's employment with the Company is terminated, whether by the Participant or the Company, prior to his redemption of all vested shares of Phantom Stock awarded to him, all shares of Phantom Stock then vested will be treated as though they had been submitted for redemption on the day before his termination and all other shares of Phantom Stock not then vested will be forfeited and be returned to the pool of shares of Phantom Stock available for award under the Plan. Such shares shall be redeemed in accordance with paragraph 7 above at the then Fair Market Value of the Company's Common Stock, and shall be distributable to the Participant, at the election of the Company, in cash or an equivalent number of shares of the Company's Common Stock. In the event of the Participant's termination of employment following a Change of Control, all shares of Phantom Stock not then vested shall become fully vested and redeemed in accordance with the provisions of this paragraph 9. In the event of the termination of employment as a result of the Participant's death or total and permanent disability (as determined in the sole discretion of the Committee), the Committee, in its sole discretion, may fully vest any unvested shares of Phantom Stock then outstanding. Any such share of Phantom Stock shall be redeemed in accordance with this paragraph 9.

    10. PHANTOM STOCK LEDGER. The Committee will establish an appropriate record which would at all times reflect the name of each Participant, the number of shares of Phantom Stock awarded to each Participant, and the date on which each share of Phantom Stock was awarded. Other than the payment of dividends or other distributions pursuant to paragraph 7, no income will accrue to any share of Phantom Stock prior to its redemption by the Company.

    11. TERMS OF ALL REDEMPTIONS. The Company will redeem the shares of Phantom Stock at the price determined under the formula set out in paragraph 7 in one lump sum in cash, or at the election of the Company, in an equivalent number of shares of the Company's Common Stock. All payments, however, shall be subject to all employment, income and other taxes imposed on this type of compensation, and the Company, therefore, shall make all withholdings or other deductions necessary under the circumstances. Provided further, that should the Participant become incompetent, or should the Participant die and his shares of Phantom Stock be inherited by Will or through the laws of descent and distribution by a minor or an incompetent, the Company is authorized to redeem the shares of Phantom Stock required to be redeemed under this Plan and to pay the redemption price to the spouse or guardian of the incompetent Participant, to the parent or guardian of any minor, or directly to the

Participant or minor, or to apply the redemption price for the benefit of the Participant or minor in any manner the Committee determines in its sole discretion.

    12. ADJUSTMENT IN SHARES. The existence of outstanding shares of Phantom Stock will not effect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations reorganizations, or other changes in the Company's structure or its business or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding whether of a similar character or otherwise.

    If while there are outstanding shares of Phantom Stock the Company affects a split-up or other subdivision or consolidation of shares of Common Stock or other readjustment, the payment of a stock dividend or other increase or reduction in the number of shares of Common Stock outstanding without receiving compensation either in money, services or property, then (a) in the event of an increase in the number of shares of Common Stock outstanding, the number of shares of Phantom Stock will be proportionately increased and the value of the shares of Phantom Stock will be proportionately reduced; and (b) in the event of a reduction in the number of shares of Common Stock outstanding, the number of shares of Phantom Stock will be proportionately reduced and the value of the shares of Phantom Stock will be proportionately increased.

    After a merger of one or more corporations into the Company or after consolidation of the Company in one or more corporations in which the Company is the surviving corporation, each Employee will be entitled to receive in lieu of the number of shares of Phantom Stock previously awarded, a number of shares of Phantom Stock which has been correspondingly adjusted in the value based upon the value the holder would have been entitled to pursuant to the terms of the agreement of merger or consolidation if immediately prior to the merger or consolidation he had been the holder of record of a number of shares of Common Stock equal to the number of shares of Phantom Stock he previously was entitled to. Should the Company elect to dissolve, enter into a sale of its assets, or enter into any reorganization in which it is not the surviving company, unless the surviving or successor company formally adopts this Plan and agrees to continue it, the Participant will be deemed to have become fully vested in all shares of Phantom Stock, so as to be entitled to sell all shares as of the date of the reorganization, sale, merger, etc., and will be entitled to receive the sale proceeds in one lump sum immediately, subject, however, to the tax and withholding requirements applicable under the circumstances. If, however, the Company merges, consolidates or is otherwise a party to a reorganization and is not the surviving corporation, but the surviving corporation adopts this Plan, then the Plan will continue uninterrupted and the Participants' entitlement to have their shares of Phantom Stock redeemed will continue according to the schedule set out in this Plan as though there were no change in the employing corporation; however, the shares of Phantom Stock, of course, will be adjusted, if necessary, as above provided.

    Except as specifically provided to the contrary in this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or profit or for labor or services either upon direct sale or from the exercise of rights or warrants to subscribe to them, or upon any conversion of shares or obligations of the Company convertible into shares or other securities will not affect the shares of Phantom Stock then outstanding and no adjustment will be made with respect to the number of shares of Phantom Stock then outstanding under previous awards nor will it cause a change in their value.

    13.  LIMITATION OF RIGHTS.  Nothing in this Plan is to be construed to:

         (a) Pay: Give any Employee of the Company any right to be awarded shares of Phantom Stock other than in the sole discretion of the Committee;

         (b) Terminating Employment: Limit in any way the right of the Company to terminate an Employee's employment with the Company at any time; or

         (c) Specific Agreement: Evidence any agreement or understanding, express or implied, that the Company will employ an Employee in any particular position or for any particular remuneration.

    14. NONALIENATION OF BENEFITS. No right or benefit under this Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge and any attempt to anticipate, alienate, assign, sell, pledge, encumber, or charge any right or benefit will be void. No right or benefit will in any manner be liable for or subject to any debt, contract, liability or tort of the person entitled to the benefit. If any Participant or any beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, assign, pledge, sell, encumber or charge any right or benefit under this Plan then that right or benefit will, in the discretion of the Committee, cease. In that event, the Company will hold or apply the right or benefit or any part of it for the benefit of the Participant, or his beneficiary, or his spouse, children or other dependents, or any of them in any manner and in any proportion as the Committee feels is proper.

    15. GENERAL CREDIT OF THE COMPANY. This Plan providing for the awarding of shares of Phantom Stock and the redemption of that Phantom Stock in accordance with the Plan's terms is a general obligation of the Company only. There are no specific assets nor any specific trusts or other security pledged or set aside for the performance of this general obligation and none is intended under this Plan.

    16. AMENDMENT AND TERMINATION OF PLAN. The Board of Directors may amend or terminate this Plan at any time. Provided, however, any amendment or termination of this Plan will not affect the rights of any Participant in this Plan as to the shares of Phantom Stock then standing to his credit at the time of the amendment or termination, nor will it affect the appreciation or depreciation that will accrue to those shares of Phantom Stock after that date until the date of the payment of the benefit.

    17. EFFECTIVE DATE. This Plan will become operative and effective as of the date that is fixed by the Board of Directors of the Company.

    18. EMPLOYMENT RELATIONSHIP. An Employee shall be considered to be in the employment of the Company as long as he/she remains an employee of either the Company or a Subsidiary of the Company. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final. Nothing herein shall confer on any Employee the right to continued employment or affect the right of the Company or the employing Subsidiary to terminate such employment.

    IN WITNESS WHEREOF, the Company has executed this agreement this ______ day of _______________________ 19___.

                                       BAY BANCSHARES, INC.



                                       By
                                          -------------------------------------

                                      EXHIBIT A

                                   PERFORMANCE TEST
                               1993 PHANTOM STOCK PLAN


PURPOSE

The purpose of this performance test is to determine how many, if any, shares of Phantom Stock shall be granted to Mr. Larry D. Wright under the Phantom Stock Plan.

BASIS

The basis for this performance test is a comparison between the current financial performance of Company's subsidiary, Bayshore National Bank, hereinafter "BNB," in a calendar year with the financial performance of other financial institutions in the preceding calendar year where such other financial institutions have been determined to be similarly situated based on asset size and designated as "Texas peer" organizations. The reason for this performance comparison "time lag" is that required data, as referenced under Financial Performance and Texas Peer Institutions, is not published until five months after the close of BNB's calendar year. For reference, the 1990 target will be based on 1989 data, published in the second quarter of 1990.

FINANCIAL PERFORMANCE AND TEXAS PEER INSTITUTIONS

Financial performance for purposes of this test shall be actual Return On Equity (R.O.E.) as published for each calendar year by Sheshunoff Information Services, Inc., in their annual report entitled "Sheshunoff Banks of Texas."
Specifically, the data from the above publication identified for specific reference in this test shall be the data entitled "Balance Sheet and Income Statement Analysis" found under the heading "Deposits, Loans, and Profits, III," in the Comprehensive Overview Section.

Line item identification for Texas peer group financial performance comparison purposes shall be based on banks in the state of Texas, in the asset range comparable to BNB, and the percent "Return On Average Equity" reported under the major column heading titled "Rates of Return." BNB's R.O.E. rate, when referenced back to asset range, will correspond to the designated Texas peer bank performance percentile which will be used as the measure of the Company's performance against its Texas peers.

Should Sheshunoff Information Services, Inc., cease publishing the above-referenced data, the committee shall select an alternative source of the same or similar data, comparable in credibility and timeliness to that provided by Sheshunoff.

PERFORMANCE TARGETS AND SHARES AWARDED

The following table sets forth how this performance test will work in determining the number of restricted shares granted under the plan by the Company based on R.O.E. percentile performance comparisons between BNB and its Texas peers.

TABLE OF PERFORMANCE TESTS AND GRANT AMOUNTS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
If BNB's rank within its     And BNB's actual         Then the percent of
Texas peer group is in       average ROE percentage   outstanding shares of
the following                for the preceding year   Phantom Stock to be
performance percentile:      was:                     granted to Mr. Wright
                                                      will be:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    60 thru 69                    10%                         1%
--------------------------------------------------------------------------------
         70                       10%                      1.3300%
--------------------------------------------------------------------------------
         71                       10%                      1.3635%
--------------------------------------------------------------------------------
         72                       10%                      1.3970%
--------------------------------------------------------------------------------
         73                       10%                      1.4305%
--------------------------------------------------------------------------------
         74                       10%                      1.4640%
--------------------------------------------------------------------------------
         75                       10%                      1.4975%
--------------------------------------------------------------------------------
         76                       10%                      1.5310%
--------------------------------------------------------------------------------
         77                       10%                      1.5645%
--------------------------------------------------------------------------------
         78                       10%                      1.5980%
--------------------------------------------------------------------------------
         79                       10%                      1.6315%
--------------------------------------------------------------------------------
         80                      Any %                     1.6650%
--------------------------------------------------------------------------------
         81                      Any %                     1.6985%
--------------------------------------------------------------------------------
         82                      Any %                     1.7320%
--------------------------------------------------------------------------------
         83                      Any %                     1.7655%
--------------------------------------------------------------------------------
         84                      Any %                     1.7990%
--------------------------------------------------------------------------------
         85                      Any %                     1.8325%
--------------------------------------------------------------------------------
         86                      Any %                     1.8660%
--------------------------------------------------------------------------------
         87                      Any %                     1.8995%
--------------------------------------------------------------------------------
         88                      Any %                     1.9330%
--------------------------------------------------------------------------------
         89                      Any %                     1.9665%
--------------------------------------------------------------------------------
         90                      Any %                      2.000%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                FIRST AMENDMENT TO THE
                     BAY BANCSHARES, INC. 1993 PHANTOM STOCK PLAN



         THIS AGREEMENT by Bay Bancshares, Inc. (the "Sponsor"),

                                 W I T N E S S E T H:

         WHEREAS, the Sponsor has executed and maintains a phantom stock plan entitled "Bay Bancshares, Inc. 1993 Phantom Stock Plan" (the "Plan"); and

         WHEREAS, the Sponsor, acting through its Board of Directors retained the right in Section 16 of the Plan to amend the Plan from time to time; and

         WHEREAS, the Sponsor has determined to amend the Plan to eliminate the restriction on redemption of shares contained in Section 8 of the Plan; and

         WHEREAS, the Board of Directors of the Sponsor approved resolutions on the ___ day of ____________________, 1997, authorizing adoption of the amendment described above;

         NOW, THEREFORE, the Sponsor declares that the Plan is hereby amended, effective as of the date of execution hereof, as follows:

         1. Section 8 of the Plan is hereby amended in its entirety to read as follows:

              8    VESTING AND REDEMPTION OF PHANTOM STOCK. Once a share of
          Phantom Stock has been issued to a Participant, it shall be subject to the vesting requirements which the Committee shall establish. During each calendar year that the Plan remains in effect, the Company shall redeem such number of shares of Phantom Stock each Participant is vested in as of the last day of such calendar year as the Board of Directors of the Company may in its sole discretion determine from year to year. Provided, however, in all circumstances such shares of Phantom Stock shall be redeemed not later than ten years from the date the Participant vests in the shares of Phantom Stock. Such shares of Phantom Stock shall be redeemed by the Company at the then Fair Market Value of the Company's Common Stock, and shall be payable either in cash or in the equivalent number of shares of the Company's Common Stock, as shall be determined from year to year by the Board of Directors of the Company. Such payment by the

          Company shall take place as soon as administratively practicable following completion of the Performance Test for the applicable year in which the Board of Directors determines to redeem the Phantom Stock.

          IN WITNESS WHEREOF, the Sponsor has executed this Agreement this _____ day of _______________________ 1997.


                                            BAY BANCSHARES, INC.


                                            By
                                               ---------------------------


                                         -2-